                                                                    EXHIBIT 10.7

                                   FORM OF
                                   -------

                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this ____ day of ____________, 1997 by and between Brookdale Living Communities, Inc., a Delaware corporation ("Employer"), and Michael W. Reschke, an individual domiciled in the State of Illinois ("Executive").


                              W I T N E S S E T H
                              -------------------

     A. Employer is engaged primarily in the ownership, management, leasing, marketing, acquisition, development and construction of senior and assisted living facilities throughout the United States.

     B. Employer believes that it would benefit from the application of Executive's particular and unique skill, experience, and background to the management and operation of Employer.

     C. Executive wishes to commit himself to serve Employer in the position set forth herein on the terms herein provided.

     D. The parties wish by this Agreement to set forth the terms and conditions of the employment relationship between Employer and Executive.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein set forth, and for other good and valuable consideration, Employer and Executive hereby agree as follows:

     1.  Employment and Duties.  During the Employment Term (as defined in
Section 2 hereof), Employer agrees to employ Executive, and Executive agrees to be employed by Employer, as the Chairman of the Board of Employer on the terms and conditions provided in this Agreement. Executive shall conduct, operate, manage and promote the business and business concept of Employer, and exercise such other powers and authority as are provided by the By-laws of Employer ("By-laws"). The Board of Directors of Employer (the "Board") may from time to time further define and clarify Executive's duties and services hereunder or under
the By-laws as Chairman of the Board.   Executive agrees to devote sufficient
time, attention, energy and skill to perform his duties as Chairman of the Board of Employer. Executive shall have no obligation to devote full-time to his duties, it being expressly understood that Executive has other professional and managerial duties and responsibilities to companies other than Employer. Further, during the Employment Term, Employer agrees to recommend Executive to be elected as a member of the Board.

     2. Term. The initial term of this Agreement (the "Initial Term") shall commence on the date Employer's Registration Statement on Form S-1, as amended (No. 333-12259; the "Registration Statement") is declared effective (the "Effective Date") and expire on March 31, 2000 (the "Scheduled Termination Date"), provided, however, this Agreement shall automatically extend for one-year terms following the Initial Term (each a "Renewal Term", together with the Initial Term, the "Employment Term"), unless either party shall give the other party prior to thirty (30) days before the end of the Initial Term or any Renewal Term, as applicable, written notice of its intention to terminate this Agreement.

     3. Compensation and Related Matters. (a) Base Salary. As compensation for performing the services required by this Agreement during the Employment Term Employer shall pay to Executive an annual salary of no less than One Hundred Thousand Dollars ($100,000) ("Base Compensation"), payable in accordance with the general policies and procedures for payment of salaries to its executive personnel maintained, from time to time, by Employer (but no less frequently than monthly), subject to withholding for applicable federal, state, and local taxes. Increases in Base Compensation, if any, shall be determined by the Compensation Committee of the Board (the "Committee") based on periodic reviews of Executive's performance conducted on at least an annual basis.

     (b) Bonus. In addition to Base Compensation, Executive shall have the right to receive, and Employer agrees to distribute to Executive, a performance bonus distribution for each calendar year during the Employment Term, commencing on the date hereof through the end of the 1997 calendar year (the "Initial Bonus Period") and for each calendar year thereafter, in such amounts as determined by the three point formula delineated hereinbelow (collectively, a yearly "Performance Bonus Distribution"); provided, however, that the aggregate Performance Bonus Distribution for the Initial Bonus Period or for any calendar year thereafter distributable in accordance with the provisions of this Section 3(b) shall in no event exceed 100% of the Base Compensation for the Initial Bonus Period or such subsequent calendar year, respectively. The amount of the Performance Bonus Distribution for the Initial Bonus Period or for each calendar year thereafter distributable to Executive hereunder shall be determined by the Committee based upon the achievement of Employer's annual business plan approved by the Board for the Initial Bonus Period or such subsequent calendar year, as applicable, as reflected in the audited financial statements of Employer prepared in accordance with generally accepted accounting principles and auditing standards and practices, consistently applied ("GAAP"). Prior to issuance of the final audited financial statements for the Initial Bonus Period or for each calendar year thereafter, as applicable, Executive shall have the right to review and approve or challenge any calculation or determination of the amount of the Performance Bonus Distribution distributable for the Initial Bonus Period or for such subsequent calendar year, as applicable. Any amount of Performance Bonus Distribution required to be distributed to Executive for the Initial Bonus Period or for any calendar year thereafter during the Employment Term shall be distributed by Employer to Executive during the pay period of Employer following finalization of the audit for the Initial Bonus Period or for such calendar year, as applicable, and final review and approval of the bonus calculation by the Committee, and, in all events, on or before April 15 of the year immediately following the end of the Initial Bonus Period or the subsequent calendar year for which such Performance Bonus Distribution is attributable.

     The three point formula to determine a Performance Bonus Distribution for the Initial Bonus Period or for any calendar year thereafter during the Employment Term shall be as follows:

     (i) After-Tax GAAP Earnings Per Share Plus Depreciation and Amortization. Executive's Performance Bonus Distribution in an amount of up to sixty percent (60%) of Executive's Base Compensation for the Initial Bonus Period or for any given subsequent calendar year shall be based on Employer's after-tax GAAP earnings per share on a fully-diluted basis plus depreciation and amortization ("Actual EPS") for the Initial Bonus Period or the applicable subsequent calendar year in relation to the earnings per share plus depreciation and amortization set forth in Employer's Board approved annual business plan for the Initial Bonus Period or for such subsequent calendar year ("Plan EPS") as follows:

     A. If Actual EPS is less than 90% of Plan EPS, Executive shall not be entitled to any Performance Bonus Distribution under this Section 3(b)(i).

     B. If Actual EPS is 120% or more of Plan EPS, Executive shall be entitled to a Performance Bonus Distribution under this Section 3(b)(i) equal to 60% of Executive's Base Compensation for the Initial Bonus Period or for such subsequent calendar year.

     C. If Actual EPS is equal to or greater than 90% of Plan EPS but than less 120% of Plan EPS, then a pro rata adjustment shall be made to the Performance Bonus Distribution to which Executive is entitled under this Section 3(b)(i) for the Initial Bonus Period or for such subsequent calendar year.

     (ii)  Average Common Stock Price.

     Executive's Performance Bonus Distribution in an amount of up to twenty percent (20%) of Executive's Base Compensation for the Initial Bonus Period or for such subsequent calendar year, as applicable, shall be based on the percentage increase (the "% Increase in Employer's Stock Price"), if any, in the per share price of Employer's common stock from December 31 of the calendar year immediately preceding the calendar year for which the Performance Bonus Distribution is being calculated (or, for purposes of the Initial Bonus Period, the increase in the per share price of Employer's common stock from the initial public offering per share price) to December 31 of the calendar year for which the Performance Bonus Distribution is being calculated compared to the average percentage increase, if any, over the same period of the Standard & Poor's 500 Stock Index determined by reference to the Standard & Poor's 500 Stock Index as set forth in the Wall Street Journal on the applicable dates (the "% Increase in S&P 500 Stock Index") as follows:

     (A) For purposes of this Section 3(b)(ii), (1) the term "Lower Bound" shall mean the greater of 5% (3.75% for the Initial Bonus Period) or 75% of the % Increase in the S&P

500 Stock Index, and (2) the term "Upper Bound" shall mean the greater of 15% (11.25% for the Initial Bonus Period) or 125% of the % Increase in the S&P 500 Stock Index.

     (B) If the % Increase in Employer's Stock Price is equal to or less than the Lower Bound, Executive shall not be entitled to any Performance Bonus Distribution under this Section 3(b)(ii) for the Initial Bonus Period or for such subsequent calendar year.

     (C) If the % Increase in Employer's Stock Price is equal to or greater than the Upper Bound, Executive shall be entitled to a Performance Bonus Distribution under this Section 3(b)(ii) equal to 20% of Executive's Base Compensation for the Initial Bonus Period or for such subsequent calendar year.

     (D) If, for the Initial Bonus Period or for such subsequent calendar years, the % Increase in Employer's Stock Price is greater than the Lower Bound but less than the Upper Bound, Executive shall be entitled to a Performance Bonus Distribution under this Section 3(b)(ii) in an amount calculated in accordance with the following formula:

          Performance Bonus Distribution under Section 3(b)(ii) = (20% of Executive's Base Compensation for the period) x (1 - (Upper Bound
          -% Increase in Employer's Stock Price) / (Upper Bound - Lower Bound))

          (iii) Discretionary.  Executive's Performance Bonus
Distribution in an amount of up to twenty percent (20%) of Executive's Base Compensation for the Initial Bonus Period or for any given subsequent calendar year shall be determined at the sole discretion of the Board or the Committee based upon achievement of such corporate or individual performance goals and objectives as may be established or determined by the Board or the Committee from time to time.

          (c) Benefits. During the Employment Term and subject to the limitations and alternative rights set forth in this Section 3(c), Executive and his eligible dependents shall have the right to participate in any retirement, pension, insurance, health, dental, life insurance or other benefit plan or program that has been or is hereafter adopted by Employer (or in which Employer participates), as such plans and programs may be amended or modified from time to time by Employer, according to the terms of such plan or program with all the benefits, rights and privileges as are enjoyed by any other senior executive officer of Employer. If the participation of Executive would adversely affect the qualification of a plan intended to be qualified under Section 401(a) of the Internal Revenue Code as the same may be amended from time to time (the "Code"), Employer shall have the right to exclude Executive from that plan in return for his participation in (i) a nonqualified deferred compensation plan or (ii) an arrangement providing substantially comparable benefits under a plan that is either a qualified or nonqualified under the Code at Employer's option.

          (d) Expenses. Executive shall be reimbursed, subject to Employer's receipt of invoices or similar records as Employer may reasonably request in accordance with its policies and procedures, as such policies and procedures may be amended or modified from time to time by Employer, for all reasonable and necessary expenses incurred by Executive in the performance of his duties hereunder.

     4. Stock Options. Employer has established a stock incentive plan (the "Stock Incentive Plan") that will become effective prior to the completion of the initial public offering of shares of common stock of Employer (the "Common Stock") contemplated by the Registration Statement. The Stock Incentive Plan initially provides, among other things, for the issuance from time to time to certain officers, directors and other employees of Employer of up to 830,000 stock options ("Options"). On the Effective Date, Employer shall grant to Executive 100,000 Options that will have such terms and conditions as are set forth in the Stock Incentive Plan and the Stock Option Agreement to be entered into between Employer and Executive.

     5.   Termination and Termination Benefits.  (a)  Termination by Employer.
(i) Without Cause. Employer may terminate this Agreement and Executive's employment at any time for any reason or for no reason at all upon thirty (30) days' prior written notice to Executive following notice of termination. In connection with the termination of Executive's employment pursuant to this
Section 5(a)(i), Executive shall (A) be paid his Base Compensation and a pro rata portion of any bonus otherwise payable to him for or with respect to the calendar year in which such termination occurs (but, to the extent not previously paid, Executive shall be entitled to any bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs) in accordance with Sections 3(a) and 3(b), respectively (provided that, if such termination occurs prior to February 28, no bonus shall be payable for or with respect to the calendar year in which such termination occurs), up to the effective date of such termination, (B) be entitled to the benefits set forth in Sections 3(c) and 3(d) hereof up to the effective date of such termination and (C) receive the Termination Compensation specified in Section 5(e) hereof. (For purposes of this Agreement, the "effective date of termination" shall mean the last day on which the Executive is employed with Employer, which may be later than the date of the delivery of any applicable notice of termination.)

          (ii) With Cause. Employer may terminate this Agreement with cause immediately upon written notice to Executive. Employer may elect to require Executive to continue to perform his duties under this Agreement for an additional thirty (30) days following notice of termination. In connection with the termination of Executive's employment pursuant to this Section 5(a)(ii), Executive shall (A) be paid his Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, (B) forfeit his entitlement to any bonus otherwise payable to him in accordance with Section 3(b) hereof for or with respect to the calendar year in which the termination occurs (but, to the extent not previously paid, Executive shall be entitled to any bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs) and (C) be entitled to the benefits set forth in Sections 3(c) and 3(d) hereof up to the effective date of such termination. For purposes of this Section 5(a)(ii), "cause" shall mean (A) a finding by the Board that Executive has materially harmed Employer, its business, assets or employees through an act of dishonesty, material conflict of interest, gross misconduct or willful malfeasance, (B) Executive's conviction of

(or pleading nolo contendere to) a felony, (C) Executive's failure to perform (which shall not include inability to perform due to disability) in any material respects his material duties under this Agreement after written notice specifying the failure and a reasonable opportunity to cure (it being understood that if Executive's failure to perform is not of a type requiring a single action to fully cure, then Executive may commence the cure promptly after such written notice and thereafter diligently prosecute such cure to completion), (D) the breach by Executive of any of his material obligations hereunder (other than those covered by clause (C) above) and the failure of Executive to cure such breach within thirty (30) days after receipt by Executive of a written notice of Employer specifying in reasonable detail the nature of the breach, or (E) Executive's sanction (including restrictions, prohibitions and limitations agreed to under a consent decree or agreed order) under, or conviction for violation of, any federal or state securities law, rule or regulation (provided that in the case of a sanction, such sanction materially impedes or impairs the ability of Executive to perform Executive's duties and exercise Executive's responsibilities hereunder in a satisfactory manner).

          (iii) Disability. If due to illness, physical or mental disability, or other incapacity, Executive shall fail during any six (6) consecutive months to perform the duties required by this Agreement, Employer may terminate this Agreement upon thirty (30) days' written notice to Executive. In such event, Executive shall (A) be paid his Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, (B) be paid a pro rata portion through the first day of the six (6) month period of any bonus otherwise payable to him for or with respect to the calendar year in which such disability occurs (but, to the extent not previously paid, Executive shall be entitled to any bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs) in accordance with Section 3(b) hereof (provided that, if such disability occurs prior to February 28, no bonus shall be payable for or with respect to the calendar year in which such disability occurs), and
(C) be entitled to the benefits set forth in Sections 3(c) hereof (or the after-tax cash equivalent) up to the effective date of such termination, and be entitled to the benefits set for in Section 3(d) hereof up to the date of such disability. This Section 5(a)(iii) shall not limit the entitlement of Executive, his estate or beneficiaries to any disability or other benefits available to Executive under any disability insurance or other benefits plan or policy which is maintained by Employer for Executive's benefit. For purposes of this Agreement, the "date of disability" shall mean the first day of the consecutive period during which Executive fails to perform the duties required by this Agreement due to illness, physical or mental disability or other incapacity.

          (b) Termination by Executive.  (i)  After Change of Control.
Executive may terminate this Agreement upon thirty (30) days' written notice to Employer following any "change of control" of Employer and a resulting "diminution event", each as defined below, but in no event later than two years after the change of control event. Executive shall continue to perform, at the election of Employer, his duties under this Agreement for an additional thirty
(30) days following notice of termination. In such event, Executive shall (A) be paid his Base Compensation and a pro rata portion of any bonus otherwise payable to him for or with respect to the calendar year in which such termination occurs (but, to the extent not previously paid, Executive shall be entitled to any bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs) in accordance with Sections 3(a) and 3(b) hereof, respectively (provided that, if such termination occurs prior to February 28, no bonus shall be payable for or with respect to the calendar year in which such termination occurs), up to the effective date of such termination, (B) be entitled to the benefits set forth in Sections 3(c) and 3(d) hereof up to the effective date of such termination and
(C) receive the Termination Compensation specified in Section 5(e) hereof. For purposes of this Agreement, in the event Employer defaults in its obligation under Section 9 hereof and, as a consequence thereof, Executive's employment with Employer (or Employer's successor or assign) terminates, such termination shall be deemed to be a termination under this Section 5(b)(i).

     For purposes of this Section 5(b)(i), (A) a "change of control" of Employer shall be deemed to have occurred if: (1) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including a "group" as defined in Section 13(d)(3) of the Exchange Act (but excluding The Prime Group, Inc. or any of its affiliates or any group in which The Prime Group, Inc. or any of its affiliates has a significant interest, Executive, his siblings, his and their spouses and issue, and any trusts for the benefit of any of the foregoing (the "Executive Group") and excluding a trustee or fiduciary holding securities under an employee benefit plan of Employer), becomes the beneficial owner of shares of common stock of Employer having at least fifty percent (50%) of the total number of votes that may be cast for the election of directors of Employer; (2) the merger or other business combination of Employer, sale of all or substantially all of Employer's assets or combination of the foregoing transactions (a "Transaction"), other than a Transaction immediately following which the shareholders of Employer immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity (excluding for this purpose any shareholder, other than The Prime Group, Inc., its affiliates and the Executive Group, owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the Transaction); or (3) within any twenty-four (24) month period beginning on or after the date hereof, the persons who were directors of Employer immediately before the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board or a majority of the board of directors of any successor to Employer, provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this provision, unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision; and (B) a "diminution event" shall mean any material diminution in (1) the duties and responsibilities of Executive, including a removal of the Executive as Chairman of the Board or (2) the compensation package for Executive.

          (ii) Without Good Reason. Executive may terminate this Agreement and his employment at any time for any reason or for no reason at all upon sixty
(60) days' written notice to Employer, during which period Executive shall continue to perform his duties under this Agreement if Employer so elects. In connection with the termination of Executive's employment pursuant to this
Section 5(b)(ii), Executive shall (A) be paid his Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, (B) forfeit his entitlement to any bonus otherwise payable to him in accordance with
Section 3(b) hereof for or with respect to the calendar year in which the such termination occurs (but, to the extent not previously paid, Executive shall be entitled to any bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs) and (C) be entitled to the benefits set forth in Sections 3(c) and 3(d) hereof up to the effective date of such termination.

          (c) Death. Notwithstanding any other provision of this Agreement, this Agreement shall terminate on the date of Executive's death. In such event, Executive shall (A) be paid his Base Compensation and a pro rata portion of any bonus otherwise payable to him for or with respect to the calendar year in which such death occurs (but, to the extent not previously paid, Executive shall be entitled to any bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such death occurs) in accordance with Sections 3(a) and 3(b) hereof, respectively (provided that, if such death occurs prior to February 28, no bonus shall be payable for or with respect to the calendar year in which such death occurs), up to the date of such death and (B) be entitled to the benefits set forth in Sections 3(c) (or the after-tax cash equivalent) and 3(d) hereof up to the date of such death. This Section 5(c) shall not limit the entitlement of Executive, his estate or beneficiaries under any insurance or other benefits plan or policy which is maintained by Employer for Executive's benefit.

          (d) Removal as Director. Notwithstanding any other provision of this Agreement, if Executive shall be removed from office as a director of Employer at any time during the Employment Term, then Executive may notify Employer in writing of his election to terminate this Agreement with good reason upon written notice to Employer and such notice shall be effective immediately upon receipt by Employer. In such event, Executive shall (A) be paid his Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination and a pro rata portion of any bonus otherwise payable to him for or with respect to the calendar year in which such termination occurs (but, to the extent not previously paid, Executive shall be entitled to any bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs) in accordance with Section 3(b) hereof, provided that, if such termination occurs prior to February 28, no bonus shall be payable for or with respect to the calendar year in which such termination occurs, (B) be entitled to the benefits set forth in Sections 3(c) and 3(d) hereof up to the effective date of such termination and (C) receive the Termination Compensation specified in Section 5(e) hereof.

          (e) Termination Compensation. In the event of a termination of this Agreement pursuant to Section 5(a)(i), 5(b)(i) or 5(d) hereof, Employer shall pay to Executive, within thirty (30) days of termination, an amount in one lump sum ("Termination Compensation") equal to (i) in the case of a termination pursuant to Section 5(a)(i) or 5(d) hereof, the greater of (A) Executive's annual Base Compensation as of the effective date of such termination, or (B) 50% of the product of (1) Executive's annual Base Compensation as of the effective date of such termination times (2) a fraction, the numerator of which is the number of days between such date of termination and expiration of the Employment Term and the denominator of which is 365 or (ii) in the case of a termination pursuant to Section 5(b)(i) hereof, two times (A) the average annual Base Compensation paid or payable to Executive for or with respect to the two full calendar years immediately preceding the calendar year in which the date of termination occurs, plus (B) the average annual Performance Bonus Distribution paid or payable to Executive for or with respect to the two full calendar years immediately preceding the calendar year in which the date of termination occurs. For purposes of calculating Employee's Termination Compensation pursuant to clause (ii) above, if the termination takes place prior to December 31, 1999, the Termination Compensation for any applicable calendar year in which the termination takes place shall be determined as follows:

          (1) if the termination takes place on or prior to December 31, 1997, the full Termination Compensation described in clause (e)(ii) above shall be deemed to be 350% of Executive's Base Compensation for the Initial Bonus Period;

          (2) if the termination takes place after December 31, 1997 but on or prior to December 31, 1998, the Performance Bonus Distribution component of the Termination Compensation calculation described in clause (e)(ii) above shall be deemed to be two times the average of (A) the amount of the Performance Bonus Distribution paid to Executive or to which Executive is entitled for the Initial Bonus Period pursuant to Section 3(b) hereof and (B) the greater of (1) 75% of Executive's Base Compensation for the 1998 calendar year or (2) 133% the Performance Bonus Distribution paid to Executive or to which Executive is entitled for the Initial Bonus Period pursuant to Section 3(b) hereof; or

          (3) if the termination takes place after December 31, 1998 but on or prior to December 31, 1999, the Performance Bonus Distribution component of the Termination Compensation calculation described in clause (e)(ii) above shall be deemed to be two times the average of (A) 133% of the Performance Bonus Distribution paid to Executive or to which Executive is entitled for the Initial Bonus Period pursuant to Section 3(b) hereof and (B) the Performance Bonus Distribution paid to Executive or to which Executive is entitled for the 1998 calendar year pursuant to Section 3(b) hereof.

     6. Prior Agreements. This Agreement supersedes and is in lieu of any and all other employment arrangements between Executive and Employer or any subsidiary of Employer and any and all such employment agreements and arrangements are hereby terminated and deemed of no further force or effect.

     7. Assignment. Neither this Agreement nor any rights or duties of Executive hereunder shall be assignable by Executive and any such purported assignment by him shall be void. Employer may assign all or any of its rights hereunder provided that substantially all of the assets of Employer are also transferred to the same party.

     8. Successor to Employer. Employer will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of Employer, as the case may be, by agreement in form and substance reasonably satisfactory to Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession or assignment had taken place. Any failure of Employer to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement. This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, to Executive's estate.

     9. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if personally delivered, sent by confirmed facsimile, courier or certified mail, postage and delivery charges prepaid, to the following addresses:

     (a)  if to Executive, to:

          Michael W. Reschke
          The Prime Group, Inc.
          Suite 3900
          77 West Wacker Drive
          Chicago, IL  60601
          Facsimile:  (312) 917-1511

          With a copy to:
          --------------

          Michael W. Reschke
          20774 North Meadow Lane
          Barrington, IL  60610
          Facsimile: (847) 381-5260

     (b)  if to Employer, to:

          Brookdale Living Communities, Inc.
          Suite 3900
          77 West Wacker Drive
          Chicago, IL 60601
          Attn: Chief Executive Officer
          Facsimile: (312) 917-0460

          With a copy to:
          --------------

          Brookdale Living Communities, Inc.
          Suite 3900
          77 West Wacker Drive
          Chicago, IL 60601
          Attn: General Counsel
          Facsimile: (312) 917-0460

          and to:
          ------

          Winston & Strawn
          35 West Wacker Drive
          Chicago, IL  60601
          Attn:  Wayne D. Boberg
          Facsimile: (312) 558-5700

Any notice, claim, demand, request or other communication given as provided in this Section 9, if delivered personally, shall be effective upon delivery; if given by facsimile, shall be effective one (1) business day after transmission has been confirmed (which confirmation may be machine generated); and if given by courier, shall be effective one (1) business day after deposit with the courier if next day delivery is guaranteed; and if given by certified mail, shall be effective three (3) business days after deposit in the mail. Either party may change the address at which it is to be given notice by giving written notice to the other party as provided in this Section 9.

     10. Amendment. This Agreement may not be changed, modified or amended except in writing signed by both parties hereto.

     11. Waiver of Breach. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

     12. Severability. Employer and Executive each expressly agree and contract that it is not the intention of either party to violate any public policy, statutory or common law, and that if any covenant, sentence, paragraph, clause or combination of the same of this Agreement (a "Contractual Provision") is in violation of the law of any state where applicable, such Contractual Provision shall be void in the jurisdictions where it is unlawful, and the remainder of such Contractual Provision, if any, and the remainder of this Agreement shall remain binding on the parties such that such Contractual Provision shall be binding only to the extent that such Contractual Provision is lawful or may be lawfully performed under then existing applicable laws. In the event that any part of any Contractual Provision of this Agreement is determined by a court of competent jurisdiction to be overly broad thereby making the Contractual Provision unenforceable, the parties hereto agree, and it is their desire, that such court shall substitute a judicially enforceable limitation in its place, and that the Contractual Provision, as so modified, shall be binding upon the parties as if originally set forth herein.

     13. Representation of Executive. Executive represents and warrants that he is not personally subject to any agreement, order or decree which restricts his acceptance of this Agreement and the performance of his duties with Employer hereunder.

     14. Indemnification. Executive shall indemnify Employer for any and all consequential damages, costs and expenses resulting from any of his acts or omissions that constitute bad faith, willful or intentional conduct that cause harm to Employer's business or reputation. Executive also shall indemnify Employer for any and all consequential damages, costs and expenses resulting from his acts of omission constituting reckless disregard of his duties to Employer following notice thereof by Employer after it becomes aware of such conduct and Executive's failure to so cure within thirty (30) days.

     15. Governing Law. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with the laws of the State of Illinois, exclusive of the conflict of laws provisions of the State of Illinois.


                            [signature page follows]

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    EMPLOYER:

                                    BROOKDALE LIVING COMMUNITIES, INC.



                                    By:____________________________________

                                    Title:__________________________________

                                    _______________________________________
                                    Michael W. Reschke